SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                -----------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                     Date of Report (Date of earliest event
                                   reported):

                                 October 7, 1997



                              NEW YORK BANCORP INC.
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             (Exact Name of Registrant as Specified in its Charter)


    DELAWARE                1-11684                 11-2869250
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(State or Other            (Commission             (I.R.S. Employer
  Jurisdiction              File Number)        Identification No.)
of Incorporation)


              241-02 NORTHERN BOULEVARD, DOUGLASTON, NEW YORK 11362
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               (Address of Principal Executive Offices) (Zip Code)


                                 (718) 631-8100
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              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS

         On October 7, 1997, New York Bancorp Inc., a Delaware corporation (the "Company"), and North Fork Bancorporation, Inc., a Delaware corporation ("North Fork") entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, on the terms and subject to the conditions set forth therein, the Company will be merged with and into North Fork (the "Merger"), with North Fork being the surviving corporation. A copy of the Merger Agreement is filed as
Exhibit 2.1 hereto and is incorporated herein by this reference.

         On the same date, North Fork and the Company issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by this reference.

         At the effective time of the Merger, each outstanding share of Common Stock, par value $0.01 per share, of the Company ("Company Common Stock"), with certain exceptions, will be converted into and become exchangeable for 1.19 shares of common stock, par value $2.50 per share, of North Fork ("North Fork Common Stock").

         The obligations of the Company and North Fork to consummate the Merger are conditioned upon, among other things, (i) approval and adoption of the Merger Agreement by the holders of the Company Common Stock and North Fork Common Stock and (ii) all regulatory approvals required to consummate the Merger and the merger of North Fork Bank (a subsidiary of North Fork) and Home Federal Savings Bank (a subsidiary of the Company) having been obtained.

         In connection with the execution of the Merger Agreement, the Company and North Fork entered into a Stock Option Agreement (the "Option Agreement") pursuant to which the Company granted North Fork, on the terms and subject to the conditions set forth therein, an option to purchase up to 19.9% of the shares of the Company Common Stock at a price of $30.50 per share (the "Option"). The Option is exercisable only following the occurrence of certain events, none of which have occurred as of the date hereof. A copy of the Option Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

         In connection with the Merger, the directors of the Company, who together with their affiliates hold in the aggregate approximately 26% of the outstanding shares of Company Common Stock, have entered into or will execute separate agreements with North Fork pursuant to which, subject to the provisions set forth therein, such persons will vote their shares for the approval of the Merger Agreement and against



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

certain transactions which would hinder, impede, delay or prevent consummation of the Merger.

         On October 9, 1997, the Company announced that it had terminated the subscription offering made to the holders of Company Common Stock of $50,000,000 aggregate liquidation amount of 8.00% Convertible Trust Preferred Securities of New York Bancorp Capital Trust, a trust specially formed for the purpose of such offering. The subscription offering commenced on September 23, 1997 and was to expire on October 14, 1997. A copy of the press release announcing the termination of the subscription offering is filed as Exhibit 99.2 hereto and is incorporated herein by this reference. The Company's Board of Directors also determined in connection with the execution of the Merger Agreement to terminate the Company's open-market repurchase program.

         The foregoing descriptions of and references to all of the above-mentioned agreements and documents are qualified in their entirety by reference to the complete texts of the agreements and documents which are filed herewith as Exhibits to this Current Report on Form 8-K, and which texts are incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS

         (a)      Financial Statements of Businesses Acquired

                  Not applicable.

         (b)      Pro Forma Financial Information

                  Not applicable.


         (c)      Exhibits

         2.1 Agreement and Plan of Merger, dated as of October 7, 1997, between North Fork Bancorporation, Inc. and New York Bancorp Inc.

         10.1 Stock Option Agreement, dated October 7, 1997, between New York Bancorp Inc. and North Fork Bancorporation, Inc.

         99.1      Joint Press Release, dated October 7, 1997.

         99.2      Press Release, dated October 9, 1997.




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

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NEW YORK BANCORP INC.



Date: October 15, 1997                          By:  /s/ Michael A. McManus, Jr.
                                                         -----------------------
                                                Name:    Michael A. McManus, Jr.
                                                Title:   President and Chief
                                                         Executive Officer

                                  EXHIBIT INDEX


Exhibit No.
----------

2.1 Agreement and Plan of Merger, dated as of October 7, 1997, between North Fork Bancorporation, Inc. and New York Bancorp Inc.

10.1 Stock Option Agreement, dated October 7, 1997, between New York Bancorp Inc. and North Fork Bancorporation, Inc.

99.1              Joint Press Release, dated October 7, 1997.

99.2              Press Release, dated October 9, 1997.


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